Exhibit 10.1

November 15, 2012

VIA HAND DELIVERY

Ronald J. Masciantonio

c/o Destination Maternity Corporation

456 North Fifth Street

Philadelphia, PA 19123

Re:	Executive Employment Agreement dated as of July 16, 2009 (as amended April 27, 2010, August 10, 2011, and November 22, 2011, the “Agreement”) by and between Destination Maternity Corporation (the “Company”) and Ronald J. Masciantonio (“Executive” or “you”).

Dear Ron:

Reference is hereby made to the above referenced Agreement. Effective as of the date of this letter, each of the Company and you agree that Section 2 of the Agreement is hereby amended to provide that your title is hereby changed to “Executive Vice President, Chief Administrative Officer & General Counsel.”

All terms of the Agreement, except as expressly modified by this letter agreement, are hereby acknowledged and ratified. If you are in agreement with the terms of this letter agreement, please execute and return a fully executed copy of this letter agreement to me.

Regards,
/s/ Edward M. Krell Edward M. Krell Chief Executive Officer

AGREED AND ACKNOWLEDGED:
/s/ Ronald J. Masciantonio Ronald J. Masciantonio Date: November 15, 2012